UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2019

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets
On February 6, 2019, Triumph Group, Inc. (the “Company”) consummated the transfer of its Global 7500 program (the “Transition”) to Learjet Inc. (“Learjet”), a subsidiary of Bombardier Inc. ("Bombardier") pursuant to the terms of a purchase agreement by and between Triumph Aerostructures, LLC ("Triumph Aerostructures"), as subsidiary of the Company and Learjet dated as of January 23, 2019. Under the terms of the agreement, Triumph Aerostructures will transition responsibility for the Global 7500 wing manufacturing operations and assets to Learjet. To ensure a seamless transition, the companies agreed that Learjet will continue to operate the program’s production line at Triumph Aerostructures’ Red Oak, Texas facility and Triumph Aerostructures employees currently operating the Global 7500 production line in Red Oak will continue in their roles upon completion of the transition. Under the terms of the agreement, Learjet assumed the program’s assets and obligations upon closing.

Item 8.01	Other Events
On February 6, 2019, the Company issued a press release announcing the closing of the Transition. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b)
Pro forma financial information: The unaudited pro forma condensed financial information of the Company giving effect to the Transition and certain other transactions is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated February 6, 2019
99.2	Unaudited pro forma condensed financial information

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 8, 2019	TRIUMPH GROUP, INC.

		By:	/s/ Thomas A. Quigley, III
Thomas A. Quigley, III
Vice President and Controller